Exhibit 99.3

Steel Connect, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

Steel Connect, Inc. previously operated under the name ModusLink Global Solutions, Inc. (the “Company”). On December 15, 2017 (the “Effective Date”), Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, MLGS Merger Company, Inc., a Delaware corporation and newly formed wholly-owned subsidiary of the Company (“MLGS”), IWCO Direct Holdings Inc. (“IWCO”), CSC Shareholder Services, LLC, and the stockholders of IWCO. On the Effective Date and pursuant to the Merger Agreement, MLGS was merged with and into IWCO, with IWCO surviving as a wholly-owned subsidiary of the Company (the “IWCO Acquisition”).

The following unaudited pro forma condensed combined financial statements are based on the Company’s historical consolidated financial statements and IWCO’s historical consolidated financial statements as adjusted to give effect to the Company’s acquisition of IWCO and related transactions. The unaudited pro forma condensed combined statements of operations for the three months ended October 31, 2017 and the twelve months ended July 31, 2017 give effect to these transactions as if they had occurred on August 1, 2016. The unaudited pro forma condensed combined balance sheet as of October 31, 2017 gives effect to these transactions as if they had occurred on October 31, 2017.

The Company’s fiscal year ended July 31, 2017 while IWCO’s fiscal year ended December 31, 2016. The historical balances included in the unaudited pro forma condensed combined balance sheet as of October 31, 2017 includes IWCO’s unaudited financial information as of October 31, 2017. The historical balances included in the unaudited pro forma condensed combined statement of operations for the three month period ended October 31, 2017 includes IWCO’s unaudited financial information for the three month period ended September 30, 2017. The historical balances included in the unaudited pro forma condensed combined statements of operations for the twelve month period ended July 31, 2017 includes IWCO’s unaudited financial information for the twelve month period ended June 30, 2017. The pro forma adjustments include all adjustments that give effect to events that are directly attributable to the transaction, are expected to have a continuing impact, and are factually supportable.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only, in accordance with Article 11 of Regulation S-X, and are not intended to represent or to be indicative of the results of income or financial position that the Company would have reported had the transaction been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet and statements of operations do not purport to represent the future financial position of the Company’s consolidated information.

The unaudited pro forma condensed combined financial statements reflect management’s preliminary estimates of the fair values of tangible and intangible assets acquired and liabilities assumed, with the remaining purchase price recorded as goodwill. Independent valuation specialists have conducted analyses in order to assist the management of the Company in determining the fair value of the acquired assets and liabilities. The Company’s management is responsible for these third party valuations and appraisals. Upon completion of the valuation for the transaction, the Company may make additional adjustments and these valuations could change significantly from those used in the pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of October 31, 2017

(In thousands, except per share information)

	Steel Connect, Inc. Historical	IWCO (Acquiree) Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Current assets:
Cash and cash equivalents	$119,768	$22,562	$(95,635)	(a)	$46,695
Accounts receivable, trade, net	85,091	53,168	(5,327)	(b)	132,932
Inventories	31,535	22,933	4,232	(b)	58,700
Funds held for clients	12,333	—	—		12,333
Prepaid expenses and other current assets	7,483	5,258	2,169	(b)	14,910

Total current assets	256,210	103,921	(94,561)		265,570

Property and equipment, net	15,446	45,588	44,136	(c)	105,170
Intangible assets, net	—	39,942	170,978	(d)	210,920
Goodwill	—	174,584	91,415	(e)	265,999
Other assets	4,604	2,344	85,781	(h)	92,729

Total assets	$276,260	$366,379	$297,749		$940,388

Current liabilities:
Accounts payable	$74,507	$31,107	$(38)	(b)	$105,576
Accrued restructuring	165	—			165
Accrued expenses	34,588	23,280	3,459	(b)	61,327
Funds held for clients	12,333	13,267	(5,438)	(b)	20,162
Notes payable	—	2,551	3,449	(f)	6,000
Other current liabilities	25,406	9,036	16	(b)	34,458

Total current liabilities	146,999	79,241	1,448		227,688
Notes payable	60,891	388,062	3,604	(f)	452,557
Other long-term liabilities	10,056	30,028	76,432	(i)	116,516

Long-term liabilities	70,947	418,090	80,036		569,073

Total liabilities	217,946	497,331	81,484		796,761

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value per share. Authorized 5,000,000 shares; zero issued or outstanding shares at October 31, 2017	—	—	—		—
Common stock, $0.01 par value per share. Authorized 1,400,000,000 shares; 55,557,326 issued and outstanding shares at October 31, 2017	556	—	—		556
Additional paid-in capital	7,457,346	143,873	(143,873)	(g)	7,457,346
Accumulated deficit	(7,404,186)	(274,587)	359,900	(g)	(7,318,873)
Stock subscription receivable	—	(238)	238	(g)	—
Accumulated other comprehensive income	4,598	—	—		4,598

Total stockholders’ equity	58,314	(130,952)	216,265	(g)	143,627

Total liabilities and stockholders’ equity	$276,260	$366,379	$297,749		$940,388

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended October 31, 2017

(In thousands, except per share amounts)

	Steel Connect, Inc. Historical	IWCO (Acquiree) Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Net revenue	$102,522	$122,886	$—		$225,408
Cost of revenue	93,448	86,312	910	(c)	179,760

Gross profit	9,074	36,574	(910)		45,648
Operating expenses
Selling, general and administrative	12,867	19,602	3,145	(d)	36,524
Restructuring, net	37	—	—		37

Total operating expenses	12,904	19,602	3,145		36,561

Operating income (loss)	(3,830)	16,972	(4,055)		9,087

Other income (expense):
Interest income	164	—	—		164
Interest expense	(2,107)	(9,143)	1,054	(j)	(10,196)
Other gains (losses), net	1,422	—	—		1,422

Total other income (expense)	(521)	(9,143)	1,054		(8,610)

Income (Loss) before income taxes	(4,351)	7,829	(3,001)		477
Income tax expense	1,087	2,833	(2,746)	(k)	1,174
Gains on investments in affiliates, net of tax	(201)	—	—		(201)

Net Income (Loss)	$(5,237)	$4,996	$(255)		$(496)

Basic and diluted net loss per share	$(0.09)				$(0.01)
Weighted average common shares used in basic and diluted earnings per share	55,260				55,260

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended July 31, 2017

(In thousands, except per share amounts)

	Steel Connect, Inc. Historical	IWCO (Acquiree) Historical	Pro Forma Adjustments	Notes	Pro Forma Combined
Net revenue	$436,620	$447,655	$—		$884,275
Cost of revenue	400,255	326,233	3,640	(c)	726,488

Gross profit	36,365	121,422	(3,640)		157,787
Operating expenses
Selling, general and administrative	54,159	68,241			126,040
Amortization of intangible assets	—	6,951	12,582	(d)	19,533
Restructuring, net	1,967	—	—		1,967

Total operating expenses	56,126	75,192	12,582		147,540

Operating income (loss)	(19,761)	46,230	(16,222)		10,247
Other income (expense):
Interest income	399	—	—		399
Interest expense	(8,247)	(35,969)	3,796	(j)	(40,420)
Other gains (losses), net	3,200	—	—		3,200

Total other income (expense)	(4,648)	(35,969)	3,796		(36,821)

Income (loss) before income taxes	(24,409)	10,261	(12,426)		(26,574)
Income tax expense (benefit)	2,696	3,712	(3,362)	(k)	3,046
Gains on investment on affiliates, net of tax	(1,278)	—	—		(1,278)

Net Income (Loss)	$(25,827)	$6,549	$(9,064)		$(28,342)

Basic and diluted net loss per share	$(0.47)				$(0.51)
Weighted average common shares used in basic and diluted earnings per share	55,134				55,134

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements

STEEL CONNECT, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

Note 1 — Basis of presentation

The historical consolidated financial statements have been adjusted in the pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable and (3) with respect to the pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results following the business combination.

The business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of IWCO’s assets acquired and liabilities assumed and conformed the accounting policies of IWCO to its own accounting policies.

The pro forma combined financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

Note 2 — Preliminary purchase price allocation

On December 15, 2017, the Company acquired IWCO for total consideration of approximately $469.2 million, net of purchase price adjustments. The Company financed the acquisition through a combination of proceeds from a $393 million Term Loan issued pursuant to the Senior Credit Facility, and $76.2 million of cash on hand, net of a $2.5 million receivable from escrow for working capital claims. The transaction price included one-time transaction incentive awards of $3.5 million paid to executives upon closing. In connection with the acquisition, the Company paid transaction costs of $1.5 million.

The unaudited pro forma condensed combined financial information includes various assumptions, including those related to the preliminary purchase price allocation of the assets acquired and liabilities assumed of IWCO based on management’s best estimates of fair value. The final purchase price allocation may vary based on final appraisals, valuations and analyses of the fair value of the acquired assets and assumed liabilities. Accordingly, the pro forma adjustments are preliminary and have been made solely for illustrative purposes.

STEEL CONNECT, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

The following table shows the preliminary allocation of the purchase price for IWCO to the acquired identifiable assets, assumed liabilities and pro forma goodwill:

(in thousands)
Accounts receivable	$47,841
Inventory	27,165
Other current assets	7,427
Property and equipment	87,976
Intangible assets	210,920
Goodwill	265,999
Other assets	3,040
Accounts payable	(31,069)
Accrued liabilities and other current liabilities	(35,790)
Customer deposits	(7,829)
Deferred income taxes	(86,832)
Other liabilities	(19,627)

Total consideration	$469,221

Acquired intangible assets include trademarks and tradenames valued at $20,520 and customer relationships of $190,400. The preliminary fair value estimate of trademarks and tradenames was prepared utilizing a relief from royalties method of valuation, while the preliminary fair value estimate of customer relationships was prepared using a multi-period excess earnings method of valuation.

The trademarks and tradenames intangible asset will be amortized on a straight line basis over a 3 year estimated useful life. The customer relationship intangible asset will be amortized over an estimated useful life of 15 years.

The acquired property and equipment consist mainly of machinery and equipment. The fair value of the acquired property and equipment was estimated using the cost approach to value, and applying industry standard normal useful lives and inflationary indices.

In the preliminary allocation of the purchase price, the Company recognized $266 million of goodwill which arose primarily from the synergies in its business and the assembled workforce of IWCO.

Note 3 — Financing transactions

The Company financed the acquisition of IWCO using $76.2 million of cash on hand, net of a $2.5 million receivable for working capital claims, and by incurring debt of approximately $393 million with a 8.04% interest rate. The Company used the cash on hand and the debt proceeds to extinguish IWCO’s existing debt of approximately $430.6 million.

STEEL CONNECT, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(in thousands)

Additionally, IWCO borrowed $6 million under a revolving credit facility to fund working capital, carrying an interest rate of 8.04%. In connection with obtaining the Senior Credit Facility, the Company incurred approximately $1.3 million in debt issuance costs.

Note 4 — Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

Adjustments to the pro forma condensed combined balance sheet:

(a)	Reflects the following adjustments to cash:

Elimination of historical cash balances of IWCO as of October 31, 2017 which were not acquired	$(22,562)
Borrowing under revolving credit facility to fund working capital	6,000
Utilization of the Company’s cash on hand for the acquisition of IWCO	(76,220)
The Company’s transaction costs paid in connection with the acquisition	(1,518)
Transaction costs paid in connection with the issuance of the Senior Credit Facility loans	(1,335)

Proforma adjustment to cash balances	$(95,635)

(b)	Reflects the working capital adjustments based on the purchase price allocation as of the acquisition date as shown in Note 2.

(c)	Reflects the preliminary fair value adjustment of $41.7 million to increase the basis in the acquired property and equipment to estimated fair value of $88.0 million. The estimated useful lives range from 1 to 14 years. The fair value and useful life calculations are preliminary and subject to change after the Company finalizes its review of the specific types, nature, age, condition and location of IWCO’s property and equipment. IWCO acquired an additional $1.7 million in property and equipment between November 1, 2017 and December 15, 2017. The following table summarizes the changes in the estimated depreciation expense:

	Year ended July 31, 2017	Three months ended October 31, 2017
Estimated depreciation expense	$9,836	$2,459
Historical depreciation expense	(6,196)	(1,549)

Pro forma adjustments to depreciation expense	$3,640	$910

(d)	Reflects the adjustment of IWCO’s historical intangible assets acquired by the Company to their estimated fair values as discussed in Note 2 above. The following table summarizes the estimated fair values of IWCO’s identifiable intangible assets and their estimated useful lives:

	Estimated		Amortization Expense
	Fair Value	Estimated Useful Life	Year ended July 31, 2017	Three months ended October 31, 2017
Trademarks and tradenames	20,520	3	6,840	1,710
Customer relationships	190,400	15	12,693	3,173

	$210,920		19,533	4,883
Historical amortization expense			(6,951)	(1,738)

Pro forma adjustments to amortization expense			$12,582	$3,145

(e)	Reflects the adjustment to remove IWCO’s historical goodwill and record the preliminary estimate of goodwill, which represents the excess of the purchase price over the fair value of IWCO’s identifiable assets acquired and liabilities assumed as shown in Note 2 above.

(f)	Reflects issuance and the repayments of loans as follows. The Term Loan has quarterly principal repayments of $1,500; accordingly, $6,000 represents a current liability.

	Current	Long Term
Term loan issuance to finance the acquisition	$6,000	$387,000
Revolver loan issuance to finance working capital		6,000
Financing costs for Senior Credit Facility		(1,335)
Elimination of historical current loans balance of IWCO at October 31, 2017	(2,551)	(388,061)

Pro forma adjustment to loan balances	$3,449	$3,604

(g)	Represents the elimination of the historical equity of IWCO and acquisition transaction expenses as follows:

Historical IWCO total shareholders’ equity as of October 31, 2017	$130,952
Reduction of the Company’s deferred tax valuation allowance	86,832
The Company’s transaction costs paid in connection with the acquisition	(1,519)

Pro forma adjustment to shareholders’ equity	$216,265

(h)	Represents the elimination of historical IWCO deferred financing costs at October 31, 2017 and the reduction of the Company’s deferred tax valuation allowance, as follows:

Elimination of historical deferred financing costs, net	$(1,747)
Reduction of the Company’s deferred tax valuation allowance	86,832
Working capital adjustments based on the purchase price allocation as of the acquisition date as shown in Note 2	696

Pro forma adjustment to other assets	$85,781

The Company’s deferred tax asset valuation allowance was reduced by $86.8 million. The acquisition of IWCO results in the recognition of deferred tax liabilities of approximately $80.1 million in addition to IWCO’s historical deferred tax liability of $6.7 million. The incremental deferred tax liabilities related primarily to goodwill, fixed assets and intangible assets. Because IWCO will be included in the Company’s consolidated tax return following the acquisition, the Company has determined that the deferred tax liabilities related to the acquisition provide sufficient taxable income to realize the Company’s deferred tax assets of approximately $86.8 million. However, the income tax benefit of $86.8 million related to the reduction in the Company’s valuation allowance is not reflected in the pro forma statement of operations because it will not have a continuing impact.

(i)	Represents the following adjustments:

Elimination of historical IWCO deferred rent balance at October 31, 2017	$(3,631)
Record deferred tax liability resulting from pro forma adjustments	80,063

$76,432

Adjustments to the pro forma condensed statements of operations:

(j)	Reflects net decrease in interest expense related to the elimination of IWCO’s historical debt at an interest rates ranging from 5.83% to 13.83%, and the issuance of the Term Loan of $393 million and revolver loan of $6 million at 8.04% interest rate, and amortization of deferred financing costs.

(k)	Represents the associated income tax effect of pro forma adjustments attributable to the Company, using an estimated combined federal and state statutory income tax rate of approximately 36.18%, which reflects the corporate rate enacted at the pro forma period dates. The tax reform enacted on December 22, 2017 reduced the corporate tax rate to 21% for returns filed in and following 2018. The rate utilized in the pro forma presentation has not been updated and no effects of the tax reform have been reflected in the pro forma financial statements.